Exhibit 20.2
Page 1 of 3

Navistar Financial 1994-A Owner Trust
For the Month of January 1996
Distribution Date of February 15, 1996

Original Pool Amount                  $280,021,471.35

Beginning Pool Balance                $120,560,076.84
Beginning Pool Factor                       0.4305387

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $5,930,057.31
  Interest Collected                      $835,311.21

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $162,460.87
Total Additional Deposits                 $162,460.87

Repos/Chargeoffs                           $96,042.58
Aggregate Number of Notes Charged Off              18

Total Available Funds                   $6,927,829.39

Ending Pool Balance                   $114,533,976.95
Ending Pool Factor                          0.4090186

Servicing Fee                             $100,466.73

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                     $7,870,958.91
  Target Percentage                              6.50%
  Target Balance                        $7,444,708.50
  Minimum Balance                       $5,600,429.43
  (Release)/Deposit                      $(426,250.41)
  Ending Balance                        $7,444,708.50

                                           Dollars        Notes
Delinquencies:
  Installments:
     1-30 days                             890,388.70      703
    31-60 days                             125,065.23      120
    60+ days                                63,111.33       32

    Total                                1,078,565.26      716

  Balances:
    60+ days                               720,931.10       32

Memo Item - Reserve Account

  Prior Month                           $7,836,404.99
  + Invest. Income                          34,553.92
  - Withdrawal                                   0.00
    Beginning Balance                   $7,870,958.91

Exhibit 20.2
Page 2 of 3

Navistar Financial 1994-A Owner Trust
For the Month of January 1996

                                                                 NOTES
                                                       CLASS A-1
                                        TOTAL       (MONEY MARKET)    CLASS A-2       CERTIFICATES
Original
 Pool Amount Dist.:                $280,021,471.35  $89,606,000.00  $180,614,000.00  $9,801,471.35
 Distribution Percentages                                  100.00%           95.50%          4.50%
 Turbo Percentages                                         100.00%            0.00%          0.00%
 Coupon                                                     4.531%           5.930%         6.260%

Beginning Pool Balance             $120,560,076.84
Ending Pool Balance                $114,533,976.95
Collected Principal                  $5,930,057.31
Collected Interest                     $835,311.21
Charge-Offs                             $96,042.58
Liquidation Proceeds/Recoveries        $162,460.87
Servicing                              $100,466.73
Cash Transfer from Reserve Account           $0.00
  Total Collections Available
    for Debt Service                 $6,827,362.66

Beginning Balance                  $114,744,801.11           $0.00  $108,348,509.92  $6,396,291.19

Interest Due                           $568,789.54           $0.00      $535,422.22     $33,367.32
Interest Paid                          $568,789.54           $0.00      $535,422.22     $33,367.32
Principal Due                        $6,026,099.89           $0.00    $5,754,925.39    $271,174.50
Principal Paid                       $6,026,099.89           $0.00    $5,754,925.39    $271,174.50
Turbo Principal                              $0.00           $0.00            $0.00          $0.00

Ending Balance                     $108,718,701.22           $0.00  $102,593,584.53  $6,125,116.69
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                                 0.5680267561   0.6249180838

Total Distributions                  $6,594,889.43           $0.00    $6,290,347.61    $304,541.82

Interest Shortfall                           $0.00           $0.00            $0.00          $0.00
Principal Shortfall                          $0.00           $0.00            $0.00          $0.00
 Total Shortfall (required from Reserve)     $0.00           $0.00            $0.00          $0.00

Excess Servicing                       $232,473.23

Beginning Reserve Account Balance    $7,870,958.91
(Release)/Draw                        $(426,250.41)
Ending Reserve Account Balance       $7,444,708.50

Memo Item - Advances:
 Servicer Advances - Current Month     $195,481.33
 Total Outstanding Servicer Advances $3,517,296.47

Exhibit 20.2
Page 3 of 3

Navistar Financial 1994-A Owner Trust
For the Month of January 1996

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                  5              4              3                2                 1
                               Sep 1995       Oct 1995       Nov 1995         Dec 1995          Jan 1996
Beg. Pool Balance        $147,253,866.60  $140,310,679.08  $133,145,767.75  $127,206,609.08  $120,560,076.84

A) Loss Trigger:
Principal of Contracts
  Charged off                $348,739.12       $45,053.94      $139,022.68       $70,923.18       $96,042.58
Recoveries                   $121,509.40      $178,798.39      $150,541.00       $30,823.49      $162,460.87

Total Charged off
  (Months 5,4,3)             $532,815.74
Total Recoveries
  (Months 3,2,1)              343,825.36
Net Loss/(Recoveries)
  for 3 Mos.                 $188,990.38(a)

Total Balance
  (Months 5,4,3)         $420,710,313.43(b)

Loss Ratio [(a/b)(12)]           0.5391%

Trigger:
  Is Ratio> 1.5%                    No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                               $3,393,043.01      $670,144.36      $720,931.10
  As % of Beginning
    Pool Balance                                                2.54837%         0.52682%         0.59798%
  Three Month Average                                           1.06189%         1.11458%         1.22439%

Trigger:
  Is Average> 2.0%                  No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer